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                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES COMPUTATION
(in thousands except ratio of earnings to fixed charges)

                                                                   SIX MONTHS ENDED
                                                                    JUNE 30, 2004
                                                                   ----------------
EARNINGS:
---------
Earnings before income taxes
  and minority interest                                                $ 19,497

Portion of rents representative of interest expense                       2,952
Interest on indebtedness, including amortization of
  deferred loan costs                                                    60,516
Amortization of capitalized interest                                      1,864
Minority interest in pre-tax income of subsidiaries that
  have not incurred fixed charges                                          (997)
                                                                       --------
        Earnings, as adjusted                                          $ 83,832
                                                                       --------
FIXED CHARGES:
--------------
Portion of rents representative of the
  interest factor                                                      $  2,952
Interest on indebtedness, including
  amortization of deferred loan costs                                    60,516
Capitalized interest                                                        600
                                                                       --------

        Total fixed charges                                            $ 64,068
                                                                       ========

        RATIO OF EARNINGS TO FIXED CHARGES                                 1.3x
                                                                       ========
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